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                    SECOND AMENDMENT TO LEASE
(PAINTED POST FACILITY)

     This Second Amendment to Lease ("Amendment") is dated as of June 24, 1996, by and between HEALTH CARE PROPERTY INVESTORS, INC. , a Maryland corporation ("Lessor") and PAINTED POST
PARTNERSHIP, a Pennsylvania general partnership (
" Lessee " ).


RECITALS

     A. Lessor and Lessee entered into a lease dated as of October 19,1995 (the
"Lease") for the Painted Post facility located in the Town of Erwin, County of Steuben, State of New
York. Said lease, as amended by the Amendment to Lease (Painted Post Facility) dated December
13,1995, is hereinafter referred to as the "Lease."

     B. Lessor and Lessee desire to amend the Lease on the terms and conditions hereinafter set forth.


AGREEMENT

     Capitalized terms not otherwise defined
herein shall have the meaning ascribed to them in the Lease. Lessor and Lessee hereby agree as follows:

     Except as amended above, the Lease between Lessor and Lessee shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument

     1. The definition of "Primary Intended Use" in Section 2 of the Lease is hereby amended to read in full as follows:

     "PRIMARY INTENDED USE: Adult home and such other uses necessary or incidental to such use. "

     2. Section 7. 2. 3 of the Lease is hereby amended to read in full as follows :

     "7.2.3    Lessee shall operate continuously
the Leased Property and all Capital Additions thereto in accordance with its Primary Intended
Use. Lessee shall devote the entire Facility and all Capital Additions thereto to the Primary
Intended Use, except for areas reasonably required for office or storage space uses incidental to the Primary Intended Use. Lessee shall at all times maintain an adequate staff for the service of its residents and/or patients. Lessee shall employ its best judgment, efforts and abilities to operate the Facility in such a manner so as to maximize
Gross Revenues and to enhance the reputation and attractiveness of the Facility. "

     3. Section 16.1(m) of the Lease is hereby amended to read in full as

     "(m) Lessee voluntarily transfers ten (10) or more patients located in the Facility to any other facility in which Lessee or any Affiliate of Lessee has any ownership or other financial interest, including, without limitation, fees earned under any management



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agreement; provided, however, that Lessee's
transfer of any patient to a different type of care facility as a result of such patient's special needs that cannot be met at the Facility shall not be deemed a voluntary transfer;
provided, further, that for purposes hereof, the Lessee shall be deemed to have voluntarily transferred a resident from the Facility if it does so other than (i) at the request of the resident or his/her family or (ii) for one of the reasons permitted under Social Services Law
Sections 461-g and 461-h and 18 NYCRR 487. 5 (f)(
1 )-( 10). "

     4. Section 16.2 of the Lease is hereby
amended to read in full as follows:

     "16. 2 CERTAIN REMEDIES. If an Event of
Default shall have occurred , Lessor may terminate this Lease by giving Lessee notice of such termination and the Term shall terminate and all rights of Lessee under this Lease shall cease.
Lessor shall have all rights at law and in equity available to Lessor as a result of any Event of Default. Lessee shall pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated pursuant to Section
16.1, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor possession of the Leased
Property and any Capital Additions thereto and quit the same and Lessor may enter upon and repossess the Leased Property and any Capital
Addition thereto by reasonable force, summary proceedings, ejectment or otherwise, and, to the extent permitted by law, may remove Lessee and all other Persons (other than the residents of the Facility) and any of Lessee's Personal Property from the Leased Property and any Capital Addition thereto. Notwithstanding anything in this Lease to the contrary, the Lessor acknowledges that its right to re-enter the Leased Property does not confer upon it the authority to operate an adult care facility, as defined in the Social Services
Law, on the Leased Property and agrees that, for the benefit of The New York State Department of
Social Services and not for the benefit of Lessee, it will give the New York State Department of Social Services, 40 North Pearl Street, Albany,
New York 12243, notification by certified mail of its intent to re-enter the Leased Property or to initiate dispossess proceedings at least 30 days prior to the date on which the Lessor intends to exercise its right of re-entry or to initiate such proceedings. Upon receipt of any notice from the Lessor of its intent to exercise its right of re-entry or upon the service of process and dispossess proceedings Lessee agrees to immediately notify by certified mail the New York
State Department of Social Services, 40 North
Pearl
Street, Albany, New York 12243, of the receipt of such notice or service of such notice. Each party further agrees to comply with all additional regulations of the New York State Department of Social Services or any other agency having regulatory control over either party. Nothing herein shall be construed as granting Lessee any additional notice or cure rights in the event of a default hereunder other than those notice and cure rights specifically provided for in this Section
16.2. "

     5. Section 16.4 of the Lease is hereby
amended to read in full as follows:

     "16.4 RECEIVER. Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Lessor hereunder, Lessor shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to I



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Lessor of the Leased Property and any Capital
Addition thereto and of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer;
provided, however, that Lessor shall give to the New York State Department of Social Services at least fifteen (15) days written notice (or such shorter notice as may be appropriate in the event of an emergency situation) before seeking the appointment of a receiver. "

     6. The first paragraph of Section 16.10 of the Lease is hereby amended to read in full as follows:

     "16.10 LANDLORD'S SECURITY INTEREST. The parities intend that if an Event of Default occurs under this Lease, Lessor will control Lessee's
Personal Property and the Intangible Property so that Lessor or its designee or nominee can operate or re-let the Leased Property intact for its Primary Intended Use; provided, however, that Lessor acknowledges and agrees that its right or its nominee's right to operate the Leased Property for its Primary Intended Use is subject to any requirements which may be imposed by New York law with respect to securing a license to operate the Leased Property. Accordingly, to implement such intention, and for the purpose of securing the payment and performance obligations of Lessee hereunder, Lessor and Lessee agree as follows:"

     7. Section 16.10.1 of the Lease is hereby amended to read in full as follows:

     "16.10.1 Lessee, as debtor, hereby grants to Lessor, as secured party, a security interest and an express contractual lien upon all of Lessee's right, title and interest in and to Lessee's
Personal Property and in and to the Intangible
Property and any and all products, proceeds, rents and profits thereof in which Lessee now owns or hereafter acquires an interest or right, including any leased Lessee's Personal Property; provided, however, that no security interest in any license to operate the Facility is granted hereby to the extent such a security interest is prohibited by law; provided, further, that Lessor and Lessee acknowledge that as of the date of the execution of this Lease such a security interest is in fact prohibited by New York State law. This Lease constitutes a security agreement covering all such Lessee's Personal Property and the Intangible
Property. The security interest granted to Lessor with respect to Lessee's Personal Property in this
Section 16.10 is intended by Lessor and Lessee to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Lessee's Personal Property so long as Lessee uses its best efforts to secure an agreement in Lessor's favor that the lessor or financier of such Lessee's Personal Property agrees to give Lessor written notice of any default by Lessee under the terms of such lease or financing arrangement, to give Lessor a reasonable time following such notice to cure any such default and consents to Lessor's written assumption of such lease or financing arrangement upon Lessor's curing of any such defaults. This security agreement and the security interest created herein shall survive the termination, but not the expiration, of this Lease until such time as Lessor has been fully compensated for all damages resulting from such termination. "





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     8 : Section 17 of the Lease is hereby amended
to read in full as follows :

     "17. LESSOR'S RIGHT TO CURE LESSEE'S DEFAULT.
If Lessee shall fail to make any payment or to perform any act required to be made or performed hereunder, Lessor, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property and any Capital
Addition thereto for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor; provided, however, that no operation of the Facility may occur unless the operator is properly licensed by the State of New York. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses, including reasonable attorneys' fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. "

     Except as amended above, the Lease shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

HEALTH CARE PROPERTY
PAINTED POST PARTNERSHIP, a
INVESTORS, INC., a Maryland
Pennsylvania general partnership

By: /s/ Stephen R. Macelbetsch
By: /s/ Raymond R. Brandstrom
      ------------------------------------
--------------------------------------
Its:   Senior Vice President
Its:   General Partner
      ------------------------------------
--------------------------------------


     The undersigned Guarantor hereby consents to this Amendment and reaffirms to Lessor that is obligations under the Guaranty dated October 19, 1995, remain in full force and effect with respect to the lease as amended hereby.


EMERITUS CORPORATION, a

Washington corporation


By: /s/ Raymond R. Brandstrom

--------------------------------------

Its:   President

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